Exhibit 3.1

ARTICLES OF INCORPORATION

FOR

BIOMETRIX INTERNATIONAL, INC. (filed January 3, 2005)

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is: BIOMETRIX INTERNATIONAL, INC.

Article II

The principle place of business:

17111 KENTON DRIVE SUITE 100B
CORNELIUS, NC, US 28031

The mailing address for the corporation is:

17111 KENTON DRIVE SUITE 100B
CORNELIUS, NC, US 28031

Article III

The purpose for which this corporation is organized is:

Any and all lawful business

Article IV

The number of shares the corporation is authorized to issue is:

200,000,000 Shares Authorized, $.001 PAR

Article V

The name and address of the Florida registered agent:

MICHAEL BONGIOVANNI
555 S. POWERLINE ROAD
POMPANO BEACH, FL 33069

I certify that that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MICHAEL BONGIOVANNI

Article VI

The name and address of the incorporator is:

MICHAEL BONGIOVANNI
555 S POWERLINE ROAD
POMPANO BEACH, FL 33069

Incorporator Signature: MICHAEL BONGIOVANNI

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P,D
MICHAEL BONGIOVANNI
17111 KENTON DRIVE, STE 100B
CORNELIUS, NC. 28031 US

Title: VP
JOHN PHELPS
17111 KENTON DRIVE, STE 100B
CORNELIUS, NC. 28031 US